Exhibit 10(a)2
FIRST AMENDMENT TO THE DEFERRED COMPENSATION PLAN
FOR OUTSIDE DIRECTORS OF THE SOUTHERN COMPANY

WHEREAS, the Board of Directors of The Southern Company (the “Board”) previously adopted the Deferred Compensation Plan for Outside Directors of The Southern Company, as amended and restated effective January 1, 2008 (the “Plan”);
WHEREAS, the Board has authorized an amendment to the Plan to change the date the market value is determined under the Plan; and
WHEREAS, Section 12.1 of the Plan provides in relevant part that the Plan may be amended or modified by the Board for the desired purpose.
NOW, THEREFORE, effective April 1, 2015, the Board hereby amends the Plan as follows:
1.
Section 2.25, “Market Value,” is hereby amended by deleting such Section in its entirety and replacing it with the following.
2.25 “Market Value” means the closing price at which a share of the Common Stock shall have been traded on the date such Market Value is to be determined, as specified herein (or on the next preceding trading day if such date was not a trading date, as reported by the principal securities exchange on which the Common Stock is traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported. If the Common Stock is not listed for trading on a national securities exchange, the fair market value of the shares shall be determined by the Committee in good faith and in accordance with a reasonable valuation method as determined under Code Section 409A and the rules and regulations promulgated thereunder).
2.
Section 8.2, “Timing of Distributions,” is hereby amended by deleting the fourth and fifth paragraphs of that Section in their entirety and replacing them with the following:
The Market Value of any shares of Common Stock credited to a Director’s Phantom Stock Investment Account shall be determined as of the date of any lump sum or installment distribution as determined by the Committee.
Upon the death of a Director, or a former Director prior to the payment of all amounts credited to the Director’s Deferred Compensation Accounts, the unpaid balance shall be paid in a lump sum to the designated beneficiary of such Director or former Director within sixty (60) days of the date of death as permitted by Code Section 409A. In the event a beneficiary designation has not been made, or the designated beneficiary is deceased or cannot be located, payment shall be made to the estate of the Director or former Director. The Market Value of any shares of Common Stock credited to a Director’s Phantom Stock Investment Account shall be determined as of the date of any lump sum or installment distribution as determined by the Committee.
3.
Section 6.2 of the “Schedule of Provisions for Pre-2005 Deferrals” is hereby amended by deleting the third and fourth paragraphs of that Section in their entirety and replacing them with the following:
The Market Value of any shares of Common Stock credited to a Director’s Phantom Stock Investment Account shall be determined as of the date of any lump sum or installment distribution as determined by the Committee.
Upon the death of a Director, or a former Director prior to the payment of all amounts credited to the Director’s Deferred Compensation Accounts, the unpaid balance shall be paid in the sole discretion of the Committee (i) in a lump sum to the designated beneficiary of such Director or former Director within thirty (30) days of the date of death (or as soon as reasonably possible thereafter) or (ii) in accordance with the Distribution Election made by such Director or former Director. In the event a beneficiary designation has not been made, or the designated beneficiary is deceased or cannot be located, payment shall be made to the estate of the Director or former Director. The Market Value of any shares of Common Stock credited to a Director’s Phantom Stock Investment Account shall be determined as of the date of any lump sum or installment distribution as determined by the Committee.
4.
Except as amended herein by this First Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the Board has adopted the First Amendment to the Deferred Compensation Plan for Outside Directors of The Southern Company, as amended and restated as of January 1, 2008, pursuant to resolutions of the Board, this 9th day February, 2015.

THE SOUTHERN COMPANY

	By:	/s/Melissa K. Caen
Secretary

Attest:

/s/Patricia L. Roberts
Assistant Secretary

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